Contact:

Darrell J. Elliott Chairman and Chief Executive Officer Apex Bioventures Acquisition Corporation (604) 924-0349

K. Michael Forrest President and Chief Operating Officer Apex Bioventures Acquisition Corporation (650) 344-3029

FOR IMMEDIATE RELEASE

Apex Bioventures Acquisition Corp. To Seek Stockholder Approval
To Liquidate and Dissolve

Hillsborough, California March 5, 2009 – Apex Bioventures Acquisition Corporation (NYSE Alternext US: PEX) (“Apex”) announced today that its board of directors has determined that Apex will not consummate a business combination in the time frame required by its Second Amended and Restated Certificate of Incorporation, and that it is advisable that Apex be dissolved.  The Company will not proceed to liquidate until a plan of liquidation is approved by the Company and its stockholders.

Apex will file a separate press release announcing the date of the stockholders meeting at which the board of directors will seek stockholder approval and the record date for such meeting.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are based on current expectations and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond Apex’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about Apex and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Apex's filings with the Securities and Exchange Commission. Apex urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from Apex. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Apex undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

#  #  #